PURCHASE AGREEMENT

                           Mason, Ohio



This AGREEMENT, entered into effective as of the 19th of December, 1996.

l. Parties. Seller is AEI Real Estate Fund XVIII Limited Partnership, AEI Real Estate Fund XVII Limited Partnership, and AEI Real Estate Fund XVI Limited Partnership, (together,"Seller"). Seller holds an undivided 100% interest in the fee title to that certain real property legally described in the attached Exhibit "A" (the "Property") and all of Seller's interest in and to all items of personalty on the Property (to be conveyed by Quit Claim Bill of Sale)(the "Personalty"). Buyer is James Chantilas ("Buyer"). Seller wishes to sell and Buyer wishes to buy the Property and Personalty.

2. Property. The Property to be sold to Buyer in this transaction is legally described on Exhibit A attached hereto, subject to all easements, covenants, conditions, restrictions and agreements of record that do not affect marketability of title or affect adversely the use of the Property ("Permitted Exceptions"), subject to the provisions of Buyer review of title as set forth below in paragraph 8.

3. Purchase Price. The purchase price for this Property is $510,000 cash, and for the Personalty is $5,000 cash, based on the following terms:

4. Terms. The purchase price for the Property and Personalty will be paid by Buyer as follows:

     (a) When this Agreement is executed, Buyer will pay $5,000 in cash or good funds (the "First Payment") to Seller, to be deposited into Escrow with Lawyer's Title of Cincinnati, Inc. as Escrowee. The First Payment will be credited against the purchase price when and if escrow closes and the sale is completed, or otherwise disbursed pursuant to the terms of this Agreement.

     (b) Buyer will pay the balance of the purchase price for the Property, $505,000 in cash or good funds (the "Second Payment")(less the additional First Payment, if made, as set forth in paragraph 5 below) at closing to the title insurance company ("Escrowee") who shall close the transaction according to the terms hereof.

     (c) Buyer will pay $5,000 in cash or good funds at closing for the Personalty.

5. Closing Date. Escrow shall close on or before January 15, 1997. If Buyer wishes to extend the closing date to February 15, 1997, prior to January 15, 1997, Buyer shall provide written notice to Seller of Buyer's desire to so extend the closing date, accompanied by an additional $20,000 in cash or good funds to Seller directly (which additional funds also shall be called "First Payment"), along with written instructions to the Escrowee to release the First Payment to Seller, and the Buyer's affidavit that all contingencies to Buyer's obligations hereunder have been satisfied or waived, save delivery of the items to be delivered by Seller pursuant to paragraph 14, which upon receipt of the First Payment as set forth above, Seller shall reasonably thereafter deposit said items in trust with Escrowee pending payment of the Purchase Price in full, or termination of this Agreement according to its terms. Accordingly, the total First Payment shall be non-refundable, but shall be applied to the Purchase Price at closing, if closing shall occur.

6. Contingencies: Buyer agrees to use its best efforts to secure a commitment for financing of the Purchase Price on terms reasonably satisfactory to it and to execute all documents reasonably required to consummate said financing. In the event Buyer cannot secure a commitment for such financing on or before January 15, 1997, and in the event Buyer delivers to Seller on or before said date written notice of its failure to secure said commitment, then in such event this agreement shall become null and void and the First Payment paid herein shall be refunded to Buyer. Absent delivery of said notice by Buyer to Seller, and absent default by Seller hereunder, after January 15, 1997, this contingency to Buyer's obligations hereunder shall be deemed satisfied, the First Payment shall be non-refundable and shall be the sole property of Seller, except as may otherwise be set forth herein.

7. Due Diligence. Buyer will have until January 15, 1997 (the "Review Period"), to conduct all of its inspections and due diligence and satisfy itself regarding title to the Property, and to inspect the Property. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Property or persons caused by Buyer or its agents arising out of such physical inspections of the Property. Buyer expressly acknowledges that the sale of the Property as provided for herein is made on an "AS IS" basis, and such provision shall survive closing.

    Buyer may cancel this agreement for ANY REASON in its sole discretion by delivering a cancellation notice by certified mail, return receipt requested, or by personal delivery to Seller and escrow holder before the expiration of the Review Period. Such notice shall be deemed effective only upon receipt (as defined by Subparagraph 19(d)) by Seller. If this Agreement is not canceled as set forth above, the First Payment shall be non-refundable unless Seller shall default hereunder.

    If Buyer cancels this Agreement as permitted under this Section, except for any title insurance and/or escrow cancellation fees and any liabilities under sections 15(a) of this Agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be returned its First Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

    Unless Seller shall be in default of any obligation hereunder, or this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to make the Second Payment, Seller shall be entitled to retain the First Payment and Buyer irrevocably will be deemed to have canceled this Agreement and relinquish all rights in and to the Property. If this Agreement is not canceled and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

8. Escrow. Escrow shall be opened by Seller and the First Payment (delivered herewith by Buyer to Seller) shall be deposited by Seller with Escrowee Lawyer's Title of Cincinnati, Inc. ("Escrowee") upon Seller's acceptance of this Agreement. A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control.

9. Title. Closing will be conditioned on the commitment of a nationally recognized title company selected by Buyer to issue an Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own marketable and insurable fee simple title to the Property subject only to: the Permitted Exceptions; current real property taxes and assessments; and, survey exceptions.

    Buyer shall be allowed until the expiration of the Review Period for examination of the commitment and the making of any objections to marketability of title thereto, or that an exception to title adversely affects the use of the Property, said objections to be made in writing or deemed waived. Buyer shall provide Seller with a copy of said title commitment. If any objections thereto are so made by Buyer, the Seller shall be allowed ten (10) days to make such title marketable or cure Buyer's objections, or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable or obtain insurable title, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment shall be returned and this agreement shall be null and void and of no further force and effect.

    Pending correction of title, the payments hereunder required shall be postponed, but upon correction of title and within ten
(10) days after written notice of correction to the Buyer, the parties shall perform this agreement according to its terms.

    If Buyer shall make no written objection to Seller within the Review Period setting forth Buyer's objections to the status of title, Buyer shall have been deemed to have waived any such objections.

10. Closing Costs. Seller will pay the deed stamp taxes, if any, and one-half of escrow fees, and any brokerage commissions payable except those brokerage commissions incurred by Buyer. Seller shall pay for the cost of issuing the title commitment. Buyer will pay the cost of the title insurance premium for an Owner's policy, (if Buyer shall decide to purchase the same) all recording fees, one-half of the escrow fees, (if an update is required by Buyer). Each party will pay its own attorneys' fees and costs to document and close of this transaction. Seller shall pay the County Auditor transfer tax of $3 per thousand.

11. Real Estate Taxes, Special Assessments and Prorations. Seller represents that to the best of its knowledge, all real estate taxes and installments of special assessments due and pay able in all years prior to the year of Closing have been paid in full. Responsibility for real estate taxes and special assessments shall be prorated as of the date of closing based upon the most recently available tax bill with no readjustment for the taxes due for the year in which closing shall occur. All real estate taxes and special assessments due and payable in the years following the year in which closing occurs shall otherwise be the responsibility of Buyer.

12. Seller's Representation and Agreements.

    (a)  Seller represents and warrants as of this date that:

    (i)  The Property is not subject to any leases.

    (ii)  It   is   not  aware  of  any  pending  litigation   or
  condemnation proceedings against the Property or Seller's interest in the Property that have not been disclosed to Buyer.

    (iii) It is not aware of any contracts Seller has executed that would be binding on Buyer after the closing date.

    (iv)  In  addition  to the acts and deeds recited  herein  and contemplated to be performed, executed, and delivered by Seller, Seller shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Buyer or the Title Company may require and Buyer deems to be
  reasonable    in   order   to   consummate   the   transactions
  contemplated herein.

     (v)  Seller   has  all  requisite  power  and  authority   to
  consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and
  delivery  of  this  Agreement  and  the  consummation  of   the
  transaction contemplated hereby.

    (vi) To Seller's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Seller is a party or by which Seller is bound.

   (vii) Seller agrees to indemnify and hold Buyer harmless from any and all claim of any persons or entities claiming a brokerage or other fee arising out of representation of Buyer or through or on behalf Buyer.

   (b) Provided that Buyer performs its obligations when required, Seller agrees that it will not enter into any new contracts prior to the Closing Date that would materially affect the Property and be binding on Buyer after the Closing Date without Buyer's prior consent, which consent will not be unreasonably withheld or delayed.

13. Disclosures.

  (a) To the best of Seller's knowledge: the Property is not, and as of the Closing will not be, in violation of any federal, state or local law, ordinance or regulations relating to industrial hygiene or to the environmental conditions on, under, or about the Property including, but not limited to, soil and ground water conditions. To the best of Seller's knowledge: there is no proceeding or inquiry by any governmental authority with respect to the presence of
  Hazardous Materials on the Property or the migration of Hazardous Materials from or to other property and there are no underground storage tanks on the Property. Except as otherwise provided in this Agreement and except to the extent that Seller has knowledge of any hazardous substances or materials on or in connection with the Property which Seller is not disclosing to Buyer hereunder, Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date.

  (b) Subject to Seller's representations contained in the Agreement, including subparagraphs 13(a) above, Buyer agrees that it shall be purchasing the Property in its then present condition, as is, where is, and Seller has no obligations to construct or repair any improvements thereon or to perform any other act regarding the Property, except as expressly provided herein.

  (c) Buyer acknowledges that, having been given the opportunity to inspect the Property as Buyer or its advisors shall request, Buyer is relying solely on its own investigation of the Property and not on any information pro vided by Seller or to be provided except as set forth herein.
  Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified herein, Seller makes no warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty or condition, habitability, tenantabi lity, suitability for commercial purposes, merchantability, profitability or fitness for a particular purpose, in respect of the Property.

  The provisions (a) through (c) shall survive closing.

14. Closing.

  (a) Before the Closing Date, Seller will deposit into escrow a Quit Claim Bill of Sale, a standard Seller's
  Affidavit regarding liens and judgments and an executed limited warranty deed conveying insurable title of the
  Property to Buyer, subject to the Permitted Exceptions, and will provide Buyer with an affidavit that Seller is not a "foreign person", and a customary owner's affidavit requested by the Escrowee (limited where reflective of the state of Seller's knowledge and belief) for purposes of deleting the standard exceptions.

  (b) On or before the closing date, Buyer will deposit into escrow: the balance of the purchase price when required under paragraph 4; any additional funds required of Buyer, (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will sign and deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

  (c) On the closing date, if escrow is in a position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

15. Defaults. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain the First Payment heretofore paid by the Buyer. Seller shall retain all remedies available to Seller at law or in equity.

    If Seller shall default, Buyer irrevocably waives any rights to file a lis pendens, a specific performance action or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hin der, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless: it has paid the First Payment, deposited the balance of the Second Payment for the purchase price into escrow, performed all of its other obligations and satisfied all condi tions under this Agreement, and unconditionally notifies Seller that it stands ready to tender full performance, purchase the Property and close escrow as per this Agreement. Provided, however, that in no event shall Seller be liable for any actual, punitive, consequential or speculative damages arising out of any default by Seller hereunder.

16. Buyer's Representations and Warranties.

     a.  Buyer represents and warrants to Seller as follows:

     (i) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller or the Title Company may require and Buyer deems to be reasonable in order to consummate the transactions contemplated herein.

     (ii) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

     (iii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

     (iv) Buyer agrees to indemnify and hold Seller harmless from any and all claim of any persons or entities claiming a brokerage or other fee arising out of representation of Buyer or through or on behalf Buyer.

17. Damages, Destruction and Eminent Domain.

     (a) If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000 this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage, and the First Payment shall be returned to Buyer.
     Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any ten day period provided for above in this Subparagraph
     17a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property.

     If the cost of repair is less than $10,000.00, Buyer shall be obligated to otherwise perform hereunder with no adjustment to the Purchase Price, reduction or abatement, and Seller shall assign Seller's right, title and interest in and to all insurance proceeds.

     (b) If, prior to closing, the Property, or any part thereof, is taken (other than as disclosed in writing to
     Buyer prior to the date of this Agreement) by eminent domain, this Agreement shall become null and void, at Buy er's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer all the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding.

    In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 17a or 17b, the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof).

18. Cancellation If any party elects to cancel this Contract because of any breach by another party, the party electing to cancel shall deliver to escrow agent a notice containing the address of the party in breach and stating that this Contract shall be canceled unless the breach is cured within 13 days following the delivery of the notice to the escrow agent. Within three days after receipt of such notice, the escrow agent shall send it by United States Mail to the party in breach at the address contained in the Notice and no further notice shall be required. If the breach is not cured within the 13 days following the delivery of the notice to the escrow agent, this Contract shall be canceled.

19. Miscellaneous.

  (a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agre ement. Buyer has the right to assign this Agreement to another party without Seller's consent, but shall not be binding upon Seller until receipt of written notice thereof, and provided, further, that Buyer shall remain liable for the obligations of Buyer hereunder until the same are fulfilled or this Agreement is terminated according to the provisions hereof.

  (b) If escrow has not closed through no fault of Seller, by January 15, 1997, or by the Closing Date as may be extended under paragraph 5 above, Seller may either, at its election, extend the closing date, exercise any remedy available to it by law, including terminate this Agreement.

  (c) Funds to be deposited or paid by Buyer will be good and clear funds in the form of cash, cashier's checks or wire transfers.

  (d) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

  If to Seller:

    Attention:  Robert P. Johnson
    AEI Real Estate Fund XVIII Limited Partnership
    1300 Minnesota World Trade Center
    30 E. 7th Street
    St. Paul, MN  55101

  If to Buyer:

          James Chantilas
          7707 Montgomery Road
          Cincinnati, Ohio  45236

     with copy to:

          Daniel Utt, Esq.
          Katz, Teller, Brant & Hild
          255 East Fifth Street
          Cincinnati, Ohio  45909

      When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller along with the First Payment, which, if accepted, will be deposited in to escrow by Seller. Seller has two (2) business days after receipt of the executed offer and First Payment within which to accept this offer; if not accepted by Seller, Seller shall immediately return the First Payment to Buyer.

      IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.

BUYER:

     /s/ James Chantilas
         James Chantilas

    WITNESS:

    /s/ Daniel P. Utt
        Daniel P. Utt
        (Print Name)

    WITNESS:

    /s/ Tammy M. Statil
        Tammy M. Statil
        (Print Name)


SELLER:

  AEI REAL ESTATE FUND XVIII LIMITED PARTNERSHIP, a Minnesota limited partnership.

  By:  Net Lease Management XVIII, Inc., its corporate general partner

  By:  /s/ Robert P. Johnson
           Robert P. Johnson, President

WITNESS:
       /s/ Robert C. Anderson
           Robert C. Anderson
           (Print Name)

WITNESS:

       /s/ Brian K. Schulz
           Brian K. Schulz
           (Print Name)

     AEI REAL ESTATE FUND XVII LIMITED PARTNERSHIP, a Minnesota limited partnership.

     By:  Net Lease Management XVII, Inc., its corporate general partner

     By:  /s/ Robert P. Johnson
              Robert P. Johnson, President

WITNESS:
          /s/ Robert C. Anderson
              Robert C. Anderson
              (Print Name)

WITNESS:
          /s/ Brian K. Schulz
              Brian K. Schulz
              (Print Name)


     AEI REAL ESTATE FUND XVI LIMITED PARTNERSHIP, a Minnesota limited partnership.

     By:  Net Lease Management XVI, Inc., its corporate general partner

     By:  /s/ Robert P. Johnson
              Robert P. Johnson, President

WITNESS:

          /s/ Robert C. Anderson
              Robert C. Anderson
              (Print Name)

WITNESS:

          /s/ Brian K. Schulz
              Brian K. Schulz
              (Print Name)